STELLAR BIOTECHNOLOGIES, INC.

332 E. Scott Street
Port Hueneme, California 93041
Tel: (805) 488-2147 / Fax: (805) 488-1278

INFORMATION CIRCULAR
as at December 17, 2011

This information circular (“Information Circular”) is furnished in connection with the solicitation of proxies by the management of STELLAR BIOTECHNOLOGIES, INC. (the “Company” or “Stellar”) for use at the Annual General and Special Meeting of shareholders of the Company (the “Meeting”) to be held on Tuesday, January 17, 2012 at the time and place and for the purposes set forth in the accompanying Notice of Annual General and Special Meeting.

Notice of the Meeting was provided to the TSX Venture Exchange and to the securities commissions in each jurisdiction where the Company is a reporting issuer under applicable securities laws.

“Non-Registered Shareholders” means shareholders who do not hold common shares in their own name and “Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Non-Registered Shareholders.

The contents and the sending of this Information Circular have been approved by the directors of the Company.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. The Company will bear all costs of this solicitation. The Company has arranged for Intermediaries to forward the meeting materials to Non-Registered Shareholders of the common shares held of record by those Intermediaries and the Company may reimburse the Intermediaries for their reasonable fees and disbursements by them in so doing.

Appointment and Revocation of Proxyholders

A shareholder entitled to vote at the Meeting may, by means of a proxy, appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act the Meeting for the shareholder on the shareholder’s behalf.

The individuals named in the accompanying form of proxy are directors and officers of the Company (the “Management Designees”). If you are a shareholder entitled to vote at the Meeting, you have the right to appoint a person, who need not be a shareholder, to attend and act for you and on your behalf at the Meeting other than either of the Management Designees. Such right may be exercised by either striking out the names of the persons specified in the form of proxy and inserting the name of the person or company to be appointed in the blank space provided in the form of proxy, or by completing another proper form of proxy and, in either case, delivering the completed and executed proxy to Computershare Investor Services Inc., Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or before the time that the Meeting is to be reconvened following any adjournment thereof.

A Non-Registered Shareholder who has submitted a proxy may revoke it by contacting the Intermediary through which the Non-Registered Shareholder's common shares are held and following the instructions of the Intermediary respecting the revocation of proxies.

Voting by Proxyholder

The Management Designees named in the form of proxy will vote or withhold from voting the common shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your common shares will be voted accordingly. The proxy will confer discretionary authority on the nominees named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

THE SHARES REPRESENTED BY THE ACCOMPANYING FORM OF PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Registered Shareholders

If you are a Registered Shareholder, you may elect to submit a proxy whether or not you are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by:

(a)

completing, dating and signing the enclosed form of proxy and returning it to the Company’s transfer agent, Computershare Investor Services Inc., by fax within North America at 1-866-249-7775, outside North America at (416) 263-9524, or by mail or by hand to the 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1;

(b)

using a touch-tone phone to transmit voting choices to a toll free number. Registered Shareholders must follow the instructions of the voice response system and refer to the enclosed proxy for the toll free number, the holder’s account number and the proxy access number; or

(c)

using the internet through the website of the Company’s transfer agent at www.computershare.com/ca/proxy.

Registered Shareholders must follow the instructions that appear on the screen and refer to the enclosed form of proxy for the holder’s account number and the proxy access number; in all cases ensuring that the proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Non-Registered Shareholders

Only Registered Shareholders of the Company, or the persons they appoint as their proxies, are entitled to attend and vote at the Meeting. However, in many cases, common shares beneficially owned by a person (a "Non-Registered Shareholder") are registered either:

(a)

in the name of an intermediary (an "Intermediary") with whom the Non-Registered Shareholder deals in respect of the common shares (Intermediaries include, among others: banks, trust companies, securities dealers or brokers, trustees or administrators of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or

(b)

in the name of a clearing agency (such as The Canadian Depository for Securities Limited, in Canada, and the Depository Trust Company, in the United States) of which the Intermediary is a participant.

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, Information Circular and its form of proxy (collectively the "Meeting Materials") to the Intermediaries and clearing agencies for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless the Non-Registered Shareholders have waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

(a)

be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form"), which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Computershare Investor Services Inc., Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the common shares they beneficially own. Should a Non-Registered Shareholder who receives either a voting instruction form or a form of proxy wish to attend the Meeting and vote in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the form of proxy and insert the Non-Registered Shareholder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the voting instruction form or the proxy is to be delivered.

Signing of Proxy

The form of proxy must be signed by the shareholder of the Company or the duly appointed attorney of the shareholder of the Company authorized in writing or, if the shareholder of the Company is a corporation, by a duly authorized officer of such corporation. A form of proxy signed by the person acting as attorney of the shareholder of the Company or in some other representative capacity, including an officer of a corporation which is a shareholder of the Company, should indicate the capacity in which such person is signing and should be accompanied by the appropriate instrument evidencing the qualification and authority to act of such person, unless such instrument has previously been filed with the Company.

A shareholder of the Company or his or her attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such shareholder or by or on behalf of his or her attorney, as the case may be.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Record Date

The Board of Directors of the Company have fixed Tuesday, December 13, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting.

Description of Share Capital

The Company is authorized to issue an unlimited number of common shares without par value. As at December 13, 2011, the Company had outstanding 43,930,431 fully paid and non-assessable common shares without par value, each common share carrying the right to one vote.

Ownership of Securities of the Company

To the knowledge of the directors and executive officers of the Company, the only persons or corporations that beneficially owned, directly or indirectly, or exercised control or direction over, common shares carrying more than 10% of the voting rights attached to all outstanding common shares of the Company as at December 13, 2011 are:

Shareholder Name	Number of Sharers Held	Percentage of Issued Shares
Ernesto Echavarria Sinaloa, Mexico	5,420,833(1)	12.34%

(1)

In addition Mr. Echavarria holds an aggregate of 2,083,333 warrants, each warrant entitling him to purchase one additional common share in the capital of the Company.

The directors and officers of the Company collectively own or control, directly or indirectly, in the aggregate, 7,395,387 common shares of the Company, representing approximately 16.83% of the outstanding common shares as at December 13, 2011.

VOTES NECESSARY TO PASS RESOLUTIONS

The Articles of the Company provide that at least one person present in person or by proxy, being a shareholder entitled to vote thereat or a duly appointed proxy holder or representative for a shareholder so entitled and holding or represented by proxy not less than 5 percent of the outstanding common shares of the Company entitled to vote at the Meeting, constitutes a quorum for the Meeting in respect of holders of the common shares. If such a quorum is not present in person or by proxy, the Company will reschedule the Meeting.

On a show of hands, every individual who is present and is entitled to vote as a shareholder or as a representative of one or more corporate shareholders, or who is holding a proxy on behalf of a shareholder who is not present at the Meeting, will have one vote, and on a poll every shareholder present in person or represented by a proxy and every person who is a representative of one or more corporate shareholders, will have one vote for each share registered in his name on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting.

In order to approve a motion proposed at the Meeting a majority of greater than 50% of the votes cast will be required (an "ordinary resolution") unless the motion requires a special resolution in which case a majority of 66 2/3% of the votes cast will be required (a “special resolution”). If there are more nominees for election as directors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF ALL RESOLUTIONS AND VOTE IN FAVOUR OF THE MANAGEMENT’S NOMINEES FOR DIRECTORS.

STATEMENT OF EXECUTIVE COMPENSATION

A.

Named Executive Officers

For the purposes of this Information Circular, a named executive officer (“Named Executive Officer”) of the Company means each of the following individuals:

(a)

a chief executive officer (“CEO”) of the Company;

(b)

a chief financial officer (“CFO”) of the Company;

(c)

each of the Company’s four most highly compensated executed officers, or the four most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was individually, more than CDN$150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6 of National Instrument 45-102 which deals with Continuous Disclosure Obligations, for that financial year; and

(d)

each individual who would be a Named Executive Officer under paragraph (c) above but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of the financial year.

B.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s executive compensation objectives and processes and to discuss compensation decisions relating to its named executive officers (“Named Executive Officers”) listed in the Summary Compensation Table that follows. During its financial year ended August 31, 2011, the following individuals were Named Executive Officers (as defined in applicable securities legislation) of the Company, namely:

(i)

Frank R. Oakes, President and Chief Executive Officer, April 9, 2010 to present;

(ii)

Scott Davis, Chief Financial Officer, March 28, 2011 to present;

(iii)

Kerry Beamish, former Chief Financial Officer, April 9, 2010 to March 1, 2011;

(iv)

Darrell H. Brookstein, Executive VP – Corporate Development & Finance, October 13, 2009 to present; and

(v)

Daniel E. Morse, Ph.D., Chief Technology Officer, April 9, 2010 to present. Mr. Morse has also held the position of Corporate Secretary since April 9, 2010.

The Company is a world leader in sustainable manufacturing of pharmaceutical grade immune carrier proteins (ICP), particularly with regard to the present most important pharmaceutical protein in this class, KLH (Keyhole Limpet Hemocyanin). Stellar’s key product, KLH (Keyhole Limpet Hemocyanin), is a potent immuno-stimulatory protein with an exceptional record of safety that is being used in conjugate therapeutic vaccines and other biomedical products. A world leader in the production of KLH, Stellar plans to further monetize its KLH platform for medical-grade KLH. KLH is exclusively sourced from the rare giant keyhole limpet. Stellar has technology for the maintenance of that sea mollusc, as well as a non-lethal extraction method and advanced engineering processes for the critical molecule it currently sells in growing academic, research and pharmaceutical markets.

The Company has, as of yet, no significant revenues from operations and often operates with limited financial resources to ensure that funds are available to complete scheduled programs. As a result, the Board of Directors has to consider not only the financial situation of the Company at the time of the determination of executive compensation, but also the estimated financial situation of the Company in the mid- and long-term. An important element of executive compensation is that of stock options, which do not require cash disbursement by the Company. Additional information about the Company and its operations is available at its website www.stellarbiotechnologies.com, and in its audited financial statements and Management’s Discussion & Analysis for the year ended August 31, 2011, which were filed with regulators on December 7, 2011 and are available for viewing through the internet on SEDAR, which can be accessed at www.sedar.com.

Compensation Objectives and Principles

The primary goal of the Company’s executive compensation program is to attract and retain the key executives necessary for the Company’s long term success, to encourage executives to further the development of the Company and its operations, and to motivate top quality and experienced executives. The key elements of the executive compensation program are: (i) base salary; (ii) potential annual incentive award; and (iii) incentive stock options. The directors are of the view that all elements of the total program should be considered, rather than any single element.

Compensation Process

The Board of Directors is responsible for determining the compensation for Frank R. Oakes, the Chief Executive Officer, and for his spouse, Dorothy Oakes, who is employed as the Company’s Office Manager. The Board has authorized the Chief Executive Officer with the responsibility of setting compensation for officers and employees of the Company, in lieu of a formal compensation committee, up to a maximum salary of $185,000 annually, without further approval by the Board or any committee thereof. The Board of Directors retains authority to approve compensation for any officer or employee of the Company in excess of an annual salary of $185,000 and for any compensation payable to any director.

The Board of Directors is responsible for determining long-term incentive in the form of stock options, to be granted to the Named Executive Officers of the Company and to the directors, and for reviewing the recommendations respecting compensation for any other officers of the Company from time to time, to ensure such arrangements reflect the responsibilities and risks associated with each position. When determining the compensation of its officers, the Board considers: i) recruiting and retaining executives critical to the success of the Company and the enhancement of shareholder value; ii) providing fair and competitive compensation; iii) balancing the interests of management and the Company’s shareholders; and iv) rewarding performance, both on an individual basis and with respect to operations in general.

Option Based Awards

Long-term incentive in the form of options to purchase common shares of the Company are intended to align the interests of the Company directors and its executive officers with those of its shareholders, to provide a long term incentive that rewards these individuals for their contribution to the creation of shareholder value, and to reduce the cash compensation the Company would otherwise have to pay. The Company’s Fixed Share Option Plan is administered by the Board of Directors. In establishing the number of the incentive stock options to be granted to the Named Executive Officers, reference is made to the number of stock options granted to officers of other publicly traded companies that, similar to the Company, are involved in the similar industries, as well as those of other publicly traded Canadian companies of a comparable size to that of the Company in respect of assets. The Board of Directors also considers previous grants of options and the overall number of options that are outstanding relative to the number of outstanding common shares in determining whether to make any new grants of options and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of incentive stock option compensation.

C.

Currency

Unless otherwise stated, all amounts disclosed in this Information Circular are expressed in U.S. dollars.

D.

Summary Compensation Table

The following table contains information about the compensation paid to, or earned by, those who were during the financial year ended August 31, 2011 the Company’s Named Executive Officers.

Name and principal position	Year	Salary US ($)	Share based awards US ($)(8))	Option based awards US ($)(1)	Non-equity incentive plan compensation ($)		Pension value US ($)	All other compen- sation US ($)	Total compen- sation US ($)
					Annual incentive plans	Long-term incentive plans
Frank R. Oakes(2)	2011	268,750(2)	1,275,000	357,504	Nil	Nil	Nil	1,000(7)	1,902,254
President and CEO	2010	106,250 (2)	Nil	241,510	Nil	Nil	Nil	Nil	347,760
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Scott Davis(3)	2011	Nil	Nil	Nil	Nil	Nil	Nil	26,398(3)	26,398
CFO	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Kerry Beamish(4)	2011	Nil	Nil	Nil	Nil	Nil	Nil	10,620(4)	10,620
Former CFO	2010	Nil	Nil	Nil	Nil	Nil	Nil	6,841(4)	6,841
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Darrell H.	2011	208,250(5)	680,000	169,200	Nil	Nil	Nil	1,000(7)	1,058,450
Brookstein(5)	2010	39,375(5)	Nil	139,289	Nil	Nil	Nil	40,500(5)	219,164
Executive VP – Corporate	2009	Nil	Nil	9,003	Nil	Nil	Nil	Nil	9,003
Development & Finance
Daniel E. Morse(6)	2011	50,000(6)	680,000	54,225	Nil	Nil	Nil	54,750(6)(7)	838,975
Chief Technology	2010	18,750 (6)	Nil	65,151	Nil	Nil	Nil	26,028(6)	109,929
Officer	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Notes:

(1)  The “grant date fair value” has been determined by using the Black-Scholes model, a mathematical valuation model that ascribes a value to a stock option based on a number of factors in valuing the option-based awards, including the exercise price of the option, the price of the underlying security on the date the option was granted, and assumptions with respect to the volatility of the price of the underlying security and the risk-free rate of return. Calculating the value of stock options using this methodology is very different from a simple “in- the-money” value calculation. In fact, stock options that are well out-of-the-money can still have a significant “grant date fair value” based in a Black-Scholes valuation, especially where, as in the case of the Company, the price of the share underlying the option is highly volatile. Accordingly, caution must be exercised in comparing grant date fair value amounts with cash compensation or an in-the- money option value calculation. The same caution applies to the total compensation amounts shown in the last column above, which are based in part the grant date fair value amounts set out in the column for Option-based awards.

(2)  Mr. Oakes was appointed President and Chief Executive Officer of the Company on April 9, 2010. Mr. Oakes was paid an annual salary pursuant to an employment agreement dated October 21, 2009 between the Company’s US subsidiary, Stellar Biotechnologies, Inc. (“Stellar US”) of $140,000. Effective January 1, 2011 his salary was increased to $250,000 per year. Mr. Oakes also received a bonus of $60,000 during the financial year ended August 31, 2011.

(3)  Mr. Davis was appointed Chief Financial Officer of the Company on March 28, 2011. Mr. Davis received compensation pursuant to an agreement dated March 16, 2011 between the Company and Cross Davis & Company, an accounting firm of which Mr. Davis is a partner, in the amount of CDN $4,500 per month.

(4)  Mr. Beamish was appointed Chief Financial Officer of the Company on April 9, 2010 and subsequently resigned on March 1, 2011. Mr. Beamish received compensation in the form of consulting fees pursuant to a consulting agreement between the Company and K. Beamish & Associates Inc. dated April 13, 2010 wherein he was paid a monthly fee of CDN $1,750.

(5)  Mr. Brookstein was appointed Executive VP, Corporate Development & Finance, on April 9, 2010. Mr. Brookstein receives compensation pursuant to an employment agreement dated January 1, 2010 between Stellar US and Mr. Brookstein wherein he is paid an annual salary of $135,000. Effective January 12, 2011 his salary was increased to $185,000 per year. Pursuant to a consulting agreement dated July 10, 2009 between Stellar US and Mr. Brookstein, Mr. Brookstein was also paid a fee of $7,000 for each one month of service until September 10, 2009 and $10,000 thereafter, for a period of six months. Mr. Brookstein was paid a bonus of $42,000 during the financial year ended August 31, 2011.

(6)  Mr. Morse was appointed Chief Technology Officer on April 9, 2010. Mr. Morse receives compensation pursuant to an employment agreement dated October 21, 2009 with Stellar US, wherein he is paid an annual salary of $50,000. Pursuant to a consulting agreement with Stellar US dated August 15, 2004 Mr. Morse is also paid a fee of $3,945.42 per month.

(7) A fee of $1,000 is paid for each directors’ meeting attended in person and $350.00 for each meeting attended via telephone conference call.

(8)  On April 12, 2010 the Company completed a Reverse Take-Over of Stellar Biotechnologies, Inc. ("Stellar USA"), a California company, through the issuance of an aggregate of 10,000,000 common shares, which transaction constituted the Qualifying Transaction of the Company (as that term is defined under the policies of the TSX Venture Exchange). Following completion of the Qualifying Transaction Stellar USA became a wholly-owned subsidiary of the Company. As part of the Qualifying Transaction the Company allotted a further 10,000,000 common shares in the capital of the Company (“Performance Shares”) to certain key personnel of the Company, subject to certain milestones being achieved, namely one third of the total Performance Shares are to be issued on the achievement of each of the milestones. Refer to section entitled “Interest of Informed Persons in Material Transactions – Performance Shares” for details. On January 31, 2011 the Company achieved its first milestone and an aggregate of 3,333,335 common shares were issued to directors, officers and employees of the Company at a deemed value of $1.02 per share.

E.

Incentive Plan Awards

Option-Based Awards and Share-Based Awards

The following table sets out for each Named Executive Officer, the incentive stock options (option-based awards) and share-based awards, outstanding as at the financial year ended August 31, 2011.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)(3)	Option exercise price CDN ($)	Option expiration date	Value of unexercised in- the-money options(1)(2) US ($)	Number of shares or units of shares that have not vested (#)(6)	Market or payout value of share-based awards that have not vested US ($)(2)(7)
Frank R. Oakes President and CEO	1,075,000 15,000(4) 425,600	$0.28 $1.00 $0.65	April 9, 2017 February 10, 2018 August 8, 2018	296,055 Nil Nil	2,333,333	1,309,000
Scott Davis CFO	Nil	N/A	N/A	N/A	Nil	N/A
Kerry Beamish(5) Former CFO	Nil	N/A	N/A	N/A	Nil	N/A
Darrell H. Brookstein Executive VP – Corporate Development & Finance	620,000 376,000	$0.28 $0.65	April 9, 2017 August 8, 2018	170,748 Nil	1,500,000	841,500
Daniel E. Morse Chief Technology Officer	290,000 120,500	$0.28 $0.65	April 9, 2017 August 8, 2018	79,866 Nil	1,333,333	748,000

Notes:

(1)

The value of unexercised “in-the-money options” at the financial year-end is the difference between the option exercise price and the market value of the underlying stock on the TSX Venture Exchange (the “TSXV”) on August 31, 2011 (CDN$0.55), the last day the common shares traded on the TSXV for the financial year.

(2)

Based on exchange rate of CDN$1.00 = US$1.02 on August 31, 2011.

(3)

Typically, the vesting terms of stock options awards granted to Named Executive Officers are as follows: One-third of the options vest immediately upon the grant date, one-third vest twelve months after the grant date and the remaining one-third vest eighteen months after the grant date.

(4)

These stock options were granted to Dorothy Oakes, the spouse of Mr. Oakes, over which Mr. Oakes exercises control. Mrs. Oakes is an employee of the Company.

(5)

Mr. Beamish resigned as an officer of the Company effective March 1, 2011. No stock options were granted to Mr. Beamish during the time he was retained by the Company.

(6)

Refer to section entitled “Interest of Informed Persons in Material Transactions – Performance Shares” for details on the allocation of 10,000,000 Performance Shares to director, officers and employees of the Company, subject to certain milestones being achieved. There is no guarantee that the remainder of these shares will ever be issued.

(7)

The value of the common shares not yet vested was calculated as at the market price of the common shares on August 31, 2011 (CDN$0.55), the end of the Company’s current fiscal year and an exchange rate of CDN$1.00 = US$1.02.

Value Vested or Earned During the Year

The following table sets forth, for each Named Executive Officer, the value of all incentive plan awards vested or earned during the year ended August 31, 2011:

Name	Option-based awards – Value vested during the year US ($)(1)(2)	Share-based awards – Value vested during the year US ($)(2)(3)	Non-equity incentive plan compensation – Value earned during the year US ($)
Frank R. Oakes President and CEO	249,375	701,250	N/A
Scott Davis CFO	Nil	Nil	N/A
Kerry Beamish Former CFO	Nil	Nil	N/A
Darrell H. Brookstein Executive VP - Corporate Development & Finance	143,220	374,000	N/A
Daniel E. Morse Chief Technology Officer	66,990	374,000	N/A
Note:

(1)    Typically, the vesting terms of stock options awards granted to Named Executive Officers are as follows: One-third of the options vest immediately upon the grant date, one-third vest twelve months after the grant date and the remaining one-third vest eighteen months after the grant date.

(2)    Aggregate dollar value of the common shares that would have been realized if the options had been exercised on the vesting date and calculated based on the difference between the market price of the common shares underlying option on the vesting date and the exercise price of the options. The common shares to be issued under the Share- based awards relate to the Performance Shares to be issued subject to certain milestone being achieved, the value has been calculated based on the market value of the Company’s common shares as of August 31, 2011.

(3)    Refer to section entitled “Interest of Informed Persons in Material Transactions – Performance Shares” for details on the allocation of 10,000,000 Performance Shares to director, officers and employees of the Company, subject to certain milestones being achieved. There is no guarantee that the remainder of these shares will ever be issued.

F.

Pension Plan Benefits and Deferred Compensation Plans

There are no pension plan benefits or deferred compensation plans in place for the Named Executive Officers.

G.

Termination of Employment, Change in Responsibilities and Employment Contracts

The Company is not party to any compensatory plan, contract or arrangement where a Named Executive Officer is entitled to receive any compensation from the Company in the event of resignation, retirement or any other termination of employment of such persons, change of control of the Company of the Company, or a change in the Named Executive Officer’s responsibilities following a change of control. Reference should also be made to “Management Contracts” below.

H.

Compensation of Directors

Compensation of Directors

The following table sets forth information in respect of all compensation paid to, or earned by, the directors of the Company during the financial year ended August 31, 2011, but excludes compensation paid to those individuals who are Named Executive Officers in their capacity as directors of the Company as their compensation is disclosed above.

Name	Fees earned US ($)	Share- based awards US ($)(5)	Option- based awards US ($)	Non-equity incentive plan compensation US ($)	Pension value US ($)	All other compensation US ($)	Total US ($)
Malcolm L. Gefter	Nil	68,000	31,500	Nil	Nil	17,000(1)(2)	116,500
Harvey S. Wright	Nil	Nil	Nil	Nil	Nil	350(2)	350
David L. Hill	Nil	Nil	11,250	Nil	Nil	6,000(2)(4)	17,250
W. Benjamin Catalano(3)	Nil	Nil	Nil	Nil	Nil	2,000(2)	2,000
Notes:

(1)    Mr. Gefter received compensation pursuant to a Service Agreement dated June 15, 2010 wherein he is paid an annual fee of $4,000 per year of service, together with a Consulting Agreement consisting of an annual retainer of $12,000 per year of service. Refer to section entitled “Management Contracts” for details.

(2) A fee of $1,000 is paid for each directors’ meeting attended in person and $350.00 for each meeting attended via telephone conference call.
(3) Mr. Catalano resigned as a director of the Company effective May 10, 2010.
(4) Mr. Hill receives $4,000 for acting as Chair of the Audit Committee.

(5)    Refer to section entitled “Interest of Informed Persons in Material Transactions – Performance Shares” for details on the allocation of 10,000,000 Performance Shares to director, officers and employees of the Company, subject to certain milestones being achieved. On January 31, 2011 the Company achieved its first milestone and an aggregate of 3,333,335 common shares were issued to directors, officers and employees of the Company at a deemed value of $1.02 per share.

Option-Based and Share-based Awards to Directors

The following table sets out for each director, other than the directors who are also Named Executive Officers, the incentive stock options (option-based awards) and share-based awards, outstanding as at the financial year ended August 31, 2011.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)(3)	Option exercise price CDN($)	Option expiration date	Value of unexercised in- the-money options (1)(2) US ($)	Number of shares or units of shares that have not vested (#)(5)	Market or payout value of share-based awards that have not vested US ($)(6)(2)
Malcolm L. Gefter	70,000 70,000	$0.28 $0.65	July 13, 2017 August 8, 2018	19,278	133,333	74,800
Harvey S. Wright	50,000	$0.28	April 9, 2017	13,770	Nil	Nil
David L. Hill	25,000	$0.65	August 8, 2018	Nil	Nil	Nil
W. Benjamin Catalano(4)	100,000	$0.28	April 9, 2017	27,540	Nil	Nil

Notes:

(1)    The value of unexercised “in-the-money options” at the financial year-end is the difference between the option exercise price and the market value of the underlying stock on the TSX Venture Exchange (the “TSXV”) on August 31, 2011 (CDN$0.55), the last day the common shares traded on the TSXV for the financial year.

(2)    Based on exchange rate of CDN$1.00 = US$1.02 on August 31, 2011.

(3)  Typically, the vesting terms of stock options awards granted to Directors are as follows: One-third of the options vest immediately upon the grant date, one-third vest twelve months after the grant date and the remaining one-third vest eighteen months after the grant date.

(4)    Mr. Catalano resigned from the Board of Directors effective May 10, 2011. Pursuant to the terms of the Company’s Share

Option Plan, his stock options will expire 365 days from the date of his resignation.

(5)    Refer to section “Interest of Informed Persons in Material Transactions – Performance Shares” for details on the allocation of 10,000,000 common shares in the capital of the Company, subject to certain milestones being achieved. There is no guarantee that the remainder of these shares will ever be issued.

(6)    The value of the shares not yet vested was calculated as at the market price of the common shares on August 31, 2011

(CDN$0.55), the end of the Company’s current fiscal year and an exchange rate of CDN$1.00 = $1.02.

Value Vested or Earned During the Year

The following table sets forth, for each director, the value of all incentive plan award vested or earned during the year ended August 31, 2011, other than Named Executive Officers:

Name	Option-based awards – Value vested during the year US ($)(1)(2)	Share-based awards – Value vested during the year US ($)(2)(3)	Non-equity incentive plan compensation – Value earned during the year US ($)
Malcolm L. Gefter	7,037	68,000	Nil
Harvey S. Wright	11,550	Nil	Nil
David L. Hill	Nil	Nil	Nil
W. Benjamin Catalano(4)	23,100	Nil	Nil
Notes:

(1) Typically, the vesting terms of stock options awards granted to Named Executive Officers are as follows: One-third of the options vest immediately upon the grant date, one-third vest twelve months after the grant date and the remaining one-third vest eighteen months after the grant date.

(2) Aggregate dollar value of the common shares that would have been realized if the options had been exercised on the vesting date and calculated based on the difference between the market price of the common shares underlying option on the vesting date and the exercise price of the options. The common shares to be issued under the Share-based awards relate to the Performance Shares to be issued subject to certain milestone being achieved, the value has been calculated based on the market value of the Company’s common shares as of August 31, 2011.

(3) Refer to section entitled “Interest of Informed Persons in Material Transactions – Performance Shares” for details on the allocation of 10,000,000 Performance Shares to director, officers and employees of the Company, subject to certain milestones being achieved. There is no guarantee that the remainder of these shares will ever be issued.

(4) Mr. Catalano resigned from the Board of Directors effective May 10, 2011. Pursuant to the terms of the Company’s Share Option Plan, his stock options will expire 365 days from the date of his resignation.

I.

Management Contracts

The management functions of the Company are substantially performed by the directors and officers of the Company, and not to any substantial degree by any other person with whom the Company has contracted.

Kerry Beamish

Pursuant to a consulting agreement dated April 13, 2010 between the Company and K. Beamish & Associates Inc., the Company retained the services of Kerry Beamish to act as Chief Financial Officer. The term of the agreement was for an initial period of one year and provided for a monthly fee of CDN $1,750, subject to renewal at the mutual agreement of both parties with a right to termination upon not less than 60 days’ notice in writing. The agreement was terminated when Mr. Beamish resigned March 1, 2011.

Darrell H. Brookstein

Pursuant to an employment agreement dated January 8, 2010 between Stellar US and Darrell H. Brookstein, Mr. Brookstein was retained to act as Executive VP - Corporate Development & Finance at an annual salary of $135,000. Benefits also include a two week vacation and optional coverage under the Company’s group health plan. Effective January 12, 2011 his salary was increased to $185,000 per year. During the year ended August 31, 2011 Mr. Brookstein also received a bonus of $42,000.

Pursuant to a consulting agreement dated July 10, 2009 between Stellar US and Darrell H. Brookstein, Mr. Brookstein was to be paid a fee of $7,000 for each one month period of service until September 10, 2009, increasing to $10,000 per month thereafter. The consulting agreement was for an initial term of six months, and has subsequently been cancelled.

Scott Davis

Pursuant to an agreement dated March 16, 2011 between the Company and Cross Davis & Company, an accounting firm of which Mr. Davis is a partner, the Company retained the services of Scott Davis as Chief Financial Officer. The terms of the agreement provide for a monthly fee of CDN$4,500 per month on an indefinite basis, with no notice of termination required.

Malcolm L. Gefter

On June 15, 2010 Stellar US entered into a service agreement (the “Service Agreement”) with Malcolm L. Gefter wherein Mr. Gefter, a director of the Company, was appointed as a member of the Advisory Board to assist the Company in evaluation of its research and development and business activities. In consideration for his services Mr. Gefter is to be paid an annual fee of $4,000 per year of service, payable quarterly. The Service Agreement is for a term of one year, renewable automatically for one year periods for up to three years, with a right to termination by either party without cause upon thirty day’s written notice. In addition Stellar US entered into a consulting agreement (the “Consulting Agreement”) with Malcolm L. Gefter wherein Mr. Gefter is to receive an annual retainer of $12,000 per year of service, payable in twelve monthly instalments, plus an hourly fee of $300 for services in excess of his role as Advisory Board Member. The Consulting Agreement is for a term of one year, renewable automatically for additional one year periods for up to three years, with a right to termination by either party without cause upon thirty days’ written notice.

Daniel E. Morse

Pursuant to an employment agreement dated October 21, 2009 between Stellar US and Daniel E. Morse, Mr. Morse was retained to act as Chief Technology Officer of Stellar US, effective January 1, 2010 at an annual salary of $50,000. Pursuant to a consulting agreement with Stellar US dated August 15, 2004 Mr. Morse is also paid a fee of $3,945.42 per month. The term of the consulting agreement is for an indefinite period, and may be terminated by either party by providing written notice. Effective April 9, 2010 Mr. Morse became Chief Technology Officer of the parent company.

Frank R. Oakes

Pursuant to an employment agreement dated October 21, 2009 between Stellar US and Frank R. Oakes, Mr. Oakes was retained to act as President and Chief Executive Officer of Stellar US, effective January 1, 2010, at an annual salary of $140,000. Effective April 9, 2010, upon completion of the Company’s Qualifying Transaction, Mr. Oakes became President and Chief Executive Officer of the parent company. Effective January 12, 2011 the agreement was amended to increase his annual salary to $250,000. During the year ended August 31, 2011 Mr. Oakes also received a bonus of $60,000.

On August 14, 2002, Stellar US entered into an agreement to pay royalties to Frank R. Oakes in exchange for assignment of patent rights to the Company. The royalty is 5% of gross receipts in excess of $500,000 annually from products using this invention. The Company’s current operations utilize this invention. The royalties for the year ending August 31, 2011 were $Nil (August 31, 2010 - $Nil).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

On September 4, 2009 the Board of Directors approved the adoption of a Fixed Share Option Plan (the “Share Option Plan”), subject to completion of its Qualifying Transaction, in which a maximum number of 5,900,000 common shares, or such lesser number as represented 20% of the issued and outstanding common shares of the Company upon closing of the Company’s Qualifying Transaction, would be reserved for issuance. Shareholders of the Company approved the Share Option Plan on October 13, 2009, and the Company’s Qualifying Transaction completed on April 9, 2010.

The following table provides information regarding compensation plans under which securities of the Company are authorized for issuance in effect as at the financial year ended August 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	4,254,600 (options)	CDN $0.43	1,645,400(1) (options)
Equity compensation plans not approved by securityholders	Nil	N/A	N/A
Total	4,254,600 (options)		1,645,000(1) (options)

(1)

Based on the issued and outstanding of 43,930,431 as of August 31, 2011.

(2)

The stock options are governed by the Company’s Share Option Plan, as more particularly described below.

CORPORATE GOVERNANCE DISCLOSURE

General

Corporate governance relates to the activities of the board of directors of the Company (the “Board”), the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day to day management of the Company. The Board and senior management consider good corporate governance to be central to the effective and efficient operation of the Company.

National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) establishes corporate governance guidelines, which apply to all public companies. The Company has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Company’s practices comply with the guidelines, however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted.

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) also requires the Company to disclose annually in its Information Circular certain information concerning its corporate governance practices. As a “venture issuer” the Company is required to make such disclosure with reference to the requirements of Form 58-101 F2, which disclosure is set forth below.

Board of Directors

The Board is currently composed of six directors, namely: Frank R. Oakes, Darrell H. Brookstein, Daniel E. Morse, Harvey S. Wright, David L. Hill and Malcolm L. Gefter. NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under National Instrument 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the company. “Material relationship” is defined as a relationship which could, in the view of the Company’s Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment. Of the current directors, Frank R. Oakes, Darrell H. Brookstein and Daniel E. Morse are “inside” or management directors and accordingly are considered not “independent”. Malcolm L. Gefter is deemed to be not “independent” due to his consulting agreement with the Company. David L. Hill and Harvey S. Wright are considered “independent” directors of the Company for the purposes of NP 58-201.

The Board is specifically responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for all material contracts, business transactions and all debt and equity financing proposals. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable. In keeping with its overall responsibility for the stewardship of the Company, the Board is also responsible for the integrity of the Company’s internal control and management information systems and for the Company’s policies respecting corporate disclosure and communications.

The Board delegates to management, through the Chief Executive Officer and President, responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company’s business in the ordinary course, managing the Company’s cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

The Board does not currently have an independent Chair and, at this stage of the Company’s development, the Board does not feel it is necessary to have one to ensure that the Board can function independently of management, as sufficient guidance is found in the applicable corporate and securities legislation and regulatory policies. The non-management directors exercise their responsibilities for independent oversight of management, and are provided with leadership through their position on the Board and ability to meet independently of management whenever deemed necessary. In addition, each member of the Board understands that he is entitled to seek the advice of an independent expert if he reasonably considers it warranted under the circumstances.

Directorships

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on the Company’s business and on director responsibilities. Board members are encouraged to communicate with management, auditors and technical consultants; to keep themselves current with industry trends and developments and changes in legislation with management’s assistance, and to attend related industry seminars and visit the Company’s operations.

Ethical Business Conduct

The Board has not adopted a formal written code of ethics. The Board expects that fiduciary duties placed on individual directors by the British Columbia Business Corporations Act and the common law, as well as provisions under corporate legislation for required disclosures by directors and senior officers to the Company of transactions with the Company in which they may have an interest and of any other conflicts of duties and interests, are sufficient to ensure that these persons conduct themselves in the best interests of the Company.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

Compensation

The Board of Directors is responsible for determining the compensation for Frank R. Oakes, the Chief Executive Officer, and for his spouse, Dorothy Oakes, who is employed as the Company’s Office Manager. The Board has authorized the Chief Executive Officer with the responsibility of setting compensation for officers and employees of the Company, in lieu of a formal compensation committee, up to a maximum salary of $185,000 annually, without further approval by the Board or any committee thereof. The Board of Directors retains authority to approve compensation for any officer or employee of the Company in excess of an annual salary of $185,000 and for compensation payable to any director.

To determine compensation payable, the directors review compensation paid to directors, CEO’s and CFO’s of companies of similar size and stage of development in similar industries and determine an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors, CEO and CFO while taking into account the financial and other resources of the Company. In setting the compensation, the directors annually review the performance of the CEO and CFO in light of the Company’s objectives and consider other factors that may have impacted the success of the Company in achieving its objectives.

Other Board Committees

The Company has two committees:

1.

the Audit Committee, consisting of David L. Hill (Chair), Harvey S. Wright and Frank R. Oakes; and

2.

a Scientific Advisory Board to assist in evaluation of its research and development and business activities, consisting of Andrew Saxon (Chair), Malcolm L. Gefter, Daniel C. Adelman and Daniel E. Morse.

Scientific Advisory Board

Andrew Saxon, M.D. - Chairman, Scientific Advisory Board

Dr. Saxon received his medical degree from Harvard Medical School. He is board certified in Internal Medicine, Allergy and Clinical Immunology and Diagnostic/Laboratory Immunology. He has published over 180 peer reviewed research publications primarily dealing the control and assessment of the human immune response. Dr. Saxon and colleagues at UCLA were the first to recognize AIDS in 1980, brought this new disease to the attention of the CDC in 1981, and published the first research publication describing this disease in the New England Journal of Medicine that same year. Dr. Saxon and his collaborators have made seminal discoveries on the mechanisms that control human antibody responses and particularly allergic antibodies (IgE) as well as pioneered research into the role of environmental factors in the modulation of the human immune response. As part of his work, Dr. Saxon has had extensive experience with the KLH in its various molecular forms. Dr. Saxon is also the Editor-in-Chief of Clinical Immunology, the official journal of the Clinical Immunology Society.

Malcolm Gefter, Ph. D., Director

Dr. Gefter is Professor of Biochemistry Emeritus at MIT. With 275 peer reviewed articles and professorships at both Columbia and MIT, his academic credentials are well established. More recently, he focused his expertise in business and pharmaceutical development, leading Praecis Pharmaceuticals as its CEO from 1989 - 2007. Dr. Gefter received his B.S. in Chemistry from University of Maryland and Ph. D. from Albert Einstein College of Medicine in Molecular Biology. He did postdoctoral work at MRC Laboratory of Molecular Biology in Genetics and Molecular Biology with Brenner and Crick and at the Pasteur Institute under Jacob.

Daniel C. Adelman, M.D. - Member, Scientific Advisory Board

Dr. Adelman serves as Adjunct Professor of Medicine at UC-San Francisco. He has also been working in the biotechnology industry. He is currently Senior VP, Development and Chief Medical Officer at Alvine Pharmaceuticals. Prior to that, Dr. Adelman was Senior VP, Development and Chief Medical Officer at Sunesis Pharmaceuticals. He served in various roles at Pharmacyclics, including VP, Clinical Operations and Biometrics and was a Clinical Scientist at Genentech. Dr. Adelman has been involved in all stages of pharmaceutical drug development and shared responsibility for the early development of Xolair and Avastin. Dr. Adelman holds a BA in Biology from the University of California and an M.D. degree from the UC-Davis. After completing his residency in Internal Medicine at Cedars-Sinai Medical Center in Los Angeles, he did post-doctoral fellowship training in Clinical Immunology and Allergy at UCLA.

Daniel E. Morse, Ph.D., Chief Technology Officer, Corporate Secretary and Director

Dr. Morse is Professor of Molecular Genetics and Biochemistry at UCSB; he received his B.A. degree in Biochemistry from Harvard, and Ph. D. in Molecular Biology from Albert Einstein College of Medicine. He was awarded a Career Development Award from the National Institutes of Health and a Faculty Research Award from the American Cancer Society; honored as a Distinguished Faculty Scholar by the Woods Hole Oceanographic Institution, and as a Visiting Lecturer in Japan and the University of Paris; elected a Regents Fellow of the Smithsonian Institution; and elected a Fellow of the American Association for the Advancement of Science. Scientific American named him one of 50 leading technology pioneers of 2006 for his research on biologically inspired routes to nanostructured semiconductor thin films. He was honored as the 7th Kelly Lecturer in Materials and Chemistry by Cambridge and as the 3M Lecturer in Chemistry and Materials by the University of Vancouver. Dr. Morse is Director of the U.S. Army-sponsored UCSB-MIT-Caltech Institute for Collaborative Biotechnologies.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

National Instrument 52-110 (NI 52-110) requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee (the “Audit Committee”) and its relationship with its independent auditors, as set forth in the following:

Composition of the Audit Committee

The Committee shall be comprised of three directors as determined by the Board of Directors, the majority of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

During the financial year ended August 31, 2011 the Audit Committee consisted of W. Ben Catalano, Harvey S. Wright and Frank R. Oakes, of which W. Benjamin Catalano was the Chair. Mr. Catalano resigned from the Board of Directors on May 10, 2011 and was replaced on the Audit Committee by David L. Hill. All of the members are directors. W. Benjamin Catalano was not deemed to be independent in that he was an officer of the Company from June 12, 2007 to April 9, 2010. David L. Hill and Harvey S. Wright are deemed to be “independent” as that term is defined under NI52-1 10. Frank R. Oakes is not deemed to be independent in that he is an officer of the Company. All members of the Audit Committee are “financially literate” as that term is defined in NI 52-110.

The Audit Committee's Charter

The Company adopted a charter (the "Charter") of the Audit Committee on October 13, 2009, a copy of which is attached as Schedule “A” to this Information Circular.

Audit Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board of Directors.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a policy governing the provision of these services. This policy requires the pre-approval by the Audit Committee of all audit and non-audit services provided by the external auditor, other than any de minimus non-audit services allowed by applicable law or regulation.

Exemption

As a “venture issuer” as defined in NI 52-110, the audit committee of the Company relies on the exemption set forth in section 6.1 of NI 52-110 with respect to Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

External Auditor Service Fees

The Audit Committee has reviewed the nature and amount of the non-audited services provided by D&H Group LLP, Chartered Accountants, to the Company to ensure auditor independence. Fees incurred for audit and non-audit services in the last two financial years for audit fees are outlined in the following table:

Nature of Services	Fees Paid to Auditor in Year Ended
	August 31, 2011 CDN $	August 31, 2010 CDN $
Audit Fees(1)	$50,980	$25,000
Audit-Related Fees(2)	Nil	Nil
Tax Fees(3)	Nil	Nil
All Other Fees(4)	Nil	Nil
Total	$50,980	$25,000

Notes:

(1)     “Audit Fees” include fees necessary to perform the annual audit of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fes also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)    “Audit-Related Fees” include services that a traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)    “Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)     “All Other Fees” include all other non-audit services.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself, if and for so long as it has purchased, redeemed or otherwise acquired any of its shares.

To the knowledge of management of the Company, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction which has materially affected or would materially affect the Company or any of its subsidiaries during the year ended August 31, 2011, or has any interest in any material transaction in the current year other than as set out herein.

Private Placement No. 1

On October 3, 2010, the Company closed a non-brokered private placement announced on September 20, 2010, by the issuance of 3,000,000 units at a price of $0.35 per unit to raise gross proceeds of $1,050,000. Each unit consisted of one common share in the capital of the Company and one-half of a transferable share purchase warrant, each whole warrant entitling the holder to purchase one additional common share in the capital of the Company on or before March 28, 2012, at an exercise price of $0.50 per share. Ernesto Echavarria of Sinaloa, Mexico was the sole subscriber. Mr. Echavarria holds in excess of 10% of the issued and outstanding shares of the Company.

Private Placement No. 2

On November 15, 2010 the Company closed a non-brokered private placement announced on October 25, 2010, as amended November 3, 2010, by the issuance of 6,213,000 units at a price of $0.60 per unit to raise gross proceeds of $3,727,800. Each unit consisted of one common share in the capital of the Company and one transferable share purchase warrant, each warrant entitling the holder to purchase one additional common share in the capital of the Company on or before November 14, 2012, at an exercise price of $0.90 per share if exercised on or before November 14, 2011 and $1.15 per share if exercised from November 15, 2011 to November 14, 2012. Of the subscriptions, Ernesto Echavarria of Sinaloa, Mexico, an insider by virtue of holding in excess of 10% of the issued and outstanding shares of the Company, subscribed for 580,000 units. Darrell H. Brookstein, a director and officer of the Company, subscribed for 60,000 units.

Performance Shares

On July 27, 2009, as amended August 17, 2009 the Board of Directors of CAG Capital Inc. (now called Stellar Biotechnologies, Inc.) announced it had entered into a letter of intent to acquire all of the issued and outstanding common shares of Stellar Biotechnologies, Inc. (“Stellar USA”), a California company, through the issuance of an aggregate of 10,000,000 common shares, which transaction constituted the Qualifying Transaction of the Company (as that term is defined under the policies of the TSX Venture Exchange). The Qualifying Transaction completed on April 12, 2010. Following completion of the Qualifying Transaction Stellar USA became a wholly-owned subsidiary of the Company.

As part of the Qualifying Transaction the Company allotted a further 10,000,000 common shares in the capital of the Company (the “Performance Shares”) to certain key personnel of Stellar, subject to certain milestones being achieved, namely one third of the total Performance Shares are to be issued on the achievement of each of the milestones, as follows:

1.

completion of method development for commercial-scale manufacture of IMG KLH with applicable good GMP as a pharmaceutical intermediate, evidenced by completion of three GMP lots meeting all quality and product release specifications required for stability studies and process validation;

2,

compilation and regulatory submittal of all required CMC data compiled in CTD format and evidenced by filing as a DMF with the USFDA; and

3.

completion of preclinical toxicity and immunogenicity testing of IMG KLH and Subunit KLH in rodent and non-rodent species as evidenced by acceptance by study protocols and completion reports available to support customer USFDA and EMEA filings.

Of these Performance Shares, the following directors and officers of the Company have been allotted the following:

Participant	Position in Corporation	Performance Shares
Frank R. Oakes	President, CEO and Director	3,583,333
Darrell H. Brookstein	Director and Executive VP – Business Development and Finance	2,166,667
Daniel E. Morse, Ph.D.	Director, Secretary, Chief Technology Officer and Member of Advisory Board	2,000,000
Malcolm L. Gefter, Ph.D.	Director and Member of Advisory Board	200,000

On January 31, 2011 the Company achieved its first milestone and an aggregate of 3,333,335 Shares were issued to directors, officers and employees of the Company at a deemed value of $1.02 per share. Of these, 1,250,000 were issued to Frank R. Oakes, 666,667 shares to Darrell H. Brookstein, 666,667 shares to Daniel E. Morse and 66,667 shares to Malcolm L. Gefter.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, or any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting except as disclosed in this Information Circular.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, executive officer, employee or former director, executive officer or employee of the Company was indebted to the Company as at the date hereof or at any time during the most recently completed financial year of the Company. None of the proposed nominees for election as a director of the Company, or any associate or affiliate of any director, executive officer or proposed nominee, was indebted to the Company as at the date hereof or at any time during the most recently completed financial year.

The Company has not provided any guarantees, support agreements, letters of credit or other similar arrangement or understanding for any indebtedness of any of the Company’s directors, executive officers, proposed nominees for election as a director, or associates or affiliates of any of the foregoing individuals as at the date hereof or at any time during the most recently completed financial year of the Company.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.

PRESENTATION OF FINANCIAL STATEMENTS

At the Meeting, the Chairman of the Meeting will present to shareholders the financial statements of the Company for the year ended August 31, 2011 and the auditors’ report thereon.

2.

ELECTION OF DIRECTORS

(a)

Setting Number of Directors

At the Meeting, shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company for the ensuing year at six. The number of directors will be approved if the affirmative vote of the majority of Shares present or represented by proxy at the Meeting and entitled to vote are voted in favour of setting the number of directors at six.

MANAGEMENT RECOMMENDS THE APPROVAL OF THE RESOLUTION TO SET THE NUMBER OF DIRECTORS OF THE COMPANY AT SIX. IN ORDER TO BE PASSED, A MAJORITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY MUST BE VOTED IN FAVOUR OF THE RESOLUTION. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE ANY SHARES REPRESENTED BY PROXIES HELD BY THEM IN FAVOUR OF THE RESOLUTION SETTING THE NUMBER OF DIRECTORS AT SIX.

(b)

Election of Directors

The term of office of each of the current directors will end at the conclusion of the Meeting. Unless the director’s office is earlier vacated in accordance with the provisions of the British Columbia Business Corporations Act or the Articles of the Company, each director elected will hold office until the conclusion of the next annual general meeting of the Company, or, if no director is then elected, until a successor is elected.

Management does not contemplate that any of the nominees will be unable to serve as a director. In the event that prior to the Meeting any vacancies occur in the slate of nominees herein listed, it is intended that discretionary authority shall be exercised by the person named in the proxy as nominee to vote the common shares represented by proxy for the election of any other person or persons as directors.

The following table sets out the names of management’s nominees for election as directors, all major offices and positions with the Company and any of its significant affiliates each now holds, each nominee’s principal occupation, business or employment for the five preceding years, the period of time during which each has been a Director of the Company and the number of common shares of the Company beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at the date hereof.

Name, Province or State and Country of Residence, and Current Position with the Company	Occupation, Business or Employment(1)	Director of Company Since	Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised(1)(2)
Darrell H. Brookstein San Diego, California USA Director and Executive V.P., Business Development and Finance	Managing Director, The Nanotech Company, LLC since 2002, Director and Executive VP – Corporate Development & Finance of Stellar from October 13, 2009 to present.	April 10, 2008	2,275,809(3)
Malcolm L. Gefter, Ph.D. Lincoln, MA USA Director

Founder, Praecis Pharmaceuticals Incorporated – Treasurer (1993 to 1998), Director (July 1993 to 2007), Chairman of the Board (1994 to 2007), CEO (1996 to 2005); President (1998 to 2002) CEO (1989 to 2007); Founder, ImmuLogic Pharmaceutical Corporation and Chairman of the Board (1987 to 1997).

		July 12, 2010	66,667(4)
David L. Hill(9) Hermosa Beach, California USA Director	Scientific Director, ART Reproductive Centre, January 2000 to present;	May 17, 2011	Nil(5)
Daniel E. Morse Santa Barbara, California USA Director, Secretary and Chief Technology Officer	Professor of Molecular Genetics and Biochemistry at the University of California, Santa Barbara since 1973.	April 9, 2010	955,094(6)
Frank R. Oakes(9) Port Hueneme, California USA President, CEO and Director	President, CEO and a director of Stellar Biotechnologies, Inc., the Company’s US subsidiary since 1999; President and CEO of Stellar Biotechnologies, Inc. (parent) since April 9 2010.	April 9, 2010	3,992,817(7)
Harvey S. Wright(9) Caldwell, Idaho USA Director	Retired since 1994.	April 9, 2010	105,000(8)

Notes:

(1)     The information as to principal occupation, business or employment and common shares beneficially owned or controlled is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Each nominee has held the same or a similar principal occupation with the organization indicated or a predecessor thereof for the last five years unless otherwise indicated.

(2)          The number of common shares beneficially owned by the above nominees for directors, directly or indirectly, is based on information furnished by insider reports filed on SEDI and by the nominees themselves.

(3)       Of these shares, 1,352,000 are held indirectly through the Brookstein Family Trust, of which Darrell H. Brookstein is co-trustee. An aggregate of 366,664 of the total shares are held in escrow pursuant to two escrow agreements and subject to the release provisions contained therein. The Brookstein Family Trust also holds 60,000 share purchase warrants exercisable at $1.15 per share on or before November 14, 2012. In addition, Mr. Brookstein holds 996,000 stock options consisting of: (i) 620,000 options exercisable at $0.28 per share for a seven year term expiring April 9, 2017; and (ii) 376,000 options exercisable at $0.65 per share for a seven year term expiring August 8, 2018. Mr. Brookstein has also been allotted 1,500,000 Performance Shares pursuant to the Company’s Qualifying Transaction, which shares have not yet been issued. Refer to “Interest of Informed Persons in Material Transactions – Performance Shares” below.

(4)        Mr. Gefter also holds 140,000 stock options consisting of (i) 70,000 options exercisable at $0.28 per share for a seven year term expiring July 13, 2017; and (ii) 70,000 options exercisable at $0.65 per share for a seven year term expiring August 8, 2018. Mr. Gefter has also been allotted 133,333 Performance Shares pursuant to the Company’s Qualifying Transaction, which shares have not yet been issued. Refer to “Interest of Informed Persons in Material Transactions – Performance Shares” below.

(5)         Mr. Hill also holds 25,000 stock options exercisable at $0.65 per share for a seven year term expiring August 8, 2018.

(6)       Of these shares, 264,792 are held in escrow pursuant to an escrow agreement and subject to the release provisions contained therein. Mr. Morse also holds 410,500 stock options consisting of: (i) 290,000 options exercisable at $0.28 per share for a seven year term expiring April 9, 2017; and (ii) 120,500 options exercisable at $0.65 per share for a seven year term expiring August 8, 2018. Mr. Morse has also been allotted 1,333,333 Performance Shares pursuant to the Company’s Qualifying Transaction, which shares have not yet been issued. Refer to “Interest of Informed Persons in Material Transactions – Performance Shares” below.

(7)         Of these shares, 585,171 are held indirectly by Mr. Oakes’ spouse, over which he exercises control. 1,240,191 shares are held in escrow pursuant to an escrow agreement and subject to the release provisions contained therein. In addition Mr. Oakes also holds an aggregate of 1,515,600 stock options, of which 1,500,600 are held directly and 15,000 are held by his spouse, Dorothy Oakes. Of these options, (i) 1,075,000 options are exercisable at $0.28 per share for a seven year term expiring April 9, 2017; 15,000 options are exercisable at $1.00 per share for a seven year term expiring February 10, 2018; and (iii) 425,600 options are exercisable for a seven year term expiring August 8, 2018. Mr. Oakes has also been allotted 2,333,333 Performance Shares pursuant to the Company’s Qualifying Transaction, which shares have not been issued. Refer to “Interest of Informed Persons in Material Transactions – Performance Shares” below.

(8)        Mr. Wright also holds 50,000 stock options exercisable at $0.28 per share for a seven year term expiring April 9, 2017.

Director Biographies

Darrell H. Brookstein

Mr. Brookstein was Managing Director of The Nanotech Company, LLC and a director of CAG Capital, predecessor to Stellar Biotechnologies, Inc. He has founded, built to profitability and been CEO of investment firms involved in securities, commodities, mining and natural resource venture capital, as well as advanced technologies. Mr. Brookstein has published several books and newsletters related to business development and investing in these fields, including The Prospector and Nanotech Fortunes. He received his BA from Duke University.

Malcolm L. Gefter, Ph. D.

Dr. Gefter is Professor of Biochemistry Emeritus at MIT. With 275 peer reviewed articles and professorships at both Columbia and MIT, his academic credentials are well established. More recently, he focused his expertise in business and pharmaceutical development, leading Praecis Pharmaceuticals as its CEO from 1989 - 2007. Dr. Gefter received his B.S. in Chemistry from University of Maryland and Ph. D. from Albert Einstein College of Medicine in Molecular Biology. He did postdoctoral work at MRC Laboratory of Molecular Biology in Genetics and Molecular Biology with Brenner and Crick and at the Pasteur Institute under Jacob.

David L. Hill, Ph.D.

Dr. Hill, is a Board Certified High Complexity Laboratory Director, Board Certified Embryology Laboratory Director and member of the American Association of Bioanalysts. He is Scientific Director of the ART Reproductive Center and is currently Assistant Clinical Professor at the David Geffen School of Medicine at UCLA. After receiving his BS in Marine Biology at Cal Poly - San Luis Obispo, CA, Dr. Hill received his MS in Biological Sciences there, then went on to a Ph.D. in Biological Sciences/Pathobiology at the University of Connecticut and post-doc Fellowship at The Dana Farber Cancer Institute (Appointment through the Department of Physiology and Biophysics, Harvard Medical School). He is listed on more than 100 peer-reviewed published papers.

Daniel E. Morse, Ph.D.

Dr. Morse is Professor of Molecular Genetics and Biochemistry at UCSB; he received his B.A. degree in Biochemistry from Harvard, and Ph. D. in Molecular Biology from Albert Einstein College of Medicine. He was awarded a Career Development Award from the National Institutes of Health and a Faculty Research Award from the American Cancer Society; honored as a Distinguished Faculty Scholar by the Woods Hole Oceanographic Institution, and as a Visiting Lecturer in Japan and the University of Paris; elected a Regents Fellow of the Smithsonian Institution; and elected a Fellow of the American Association for the Advancement of Science. Scientific American named him one of 50 leading technology pioneers of 2006 for his research on biologically inspired routes to nanostructured semiconductor thin films. He was honored as the 7th Kelly Lecturer in Materials and Chemistry by Cambridge and as the 3M Lecturer in Chemistry and Materials by the University of Vancouver. Dr. Morse is Director of the U.S. Army-sponsored UCSB-MIT-Caltech Institute for Collaborative Biotechnologies.

Frank Oakes

Mr. Oakes has more than 30 years of management experience in aquaculture including a decade as CEO of The Abalone Farm, Inc., during which he led that company through the R&D, capitalization and commercialization phases of development to become the first profitable and largest abalone producer in the U.S.. He is the inventor of the company’s patented method for non-lethal extraction of hemolymph from the keyhole limpet. He was the Principal Investigator on the company’s Phase I and II SBIR grants from the NIH’s Center for Research Resources, a California Technology Investment Partnership (CalTIP) grant from the Department of Commerce. He has consulted and lectured for the aquaculture industry around the world. Frank received his Bachelor of Science degree from California State Polytechnic University, San Luis Obispo and is a graduate of the Los Angeles Regional Technology Alliance (LARTA) University’s management-training program.

Harvey Wright

Mr. Wright was Chief of Anesthesiology at St. John's Hospital in Jackson Hole, Wyoming. Mr. Wright was President of the Association of Nurse Anesthesiologists. He was elected to the Board of Directors of St. Johns Hospital. Mr. Wright obtained his A.D. from Ricks College.

None of the proposed nominees for election as a director of the Company are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and senior officers of the Company acting solely in such capacity.

Corporate Cease Trade Orders and Bankruptcies

No proposed director (including any personal holding company of a proposed director):

(a)

is, as at the date of this Information Circular, or has been, within the preceding 10 years, a director, chief executive officer or chief financial officer of any company (including the Company) that

(i)

was the subject of a cease trade or similar order (including a management cease trade order whether or not such person was named in the order) or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, (an “Order”) while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to an Order that was issued after the proposed director ceased to be a director, executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director chief executive officer or chief financial officer;

(b)

is, as at the date of this Information Circular, or has been, within the preceding 10 years, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within the 10 years before the date of this Information Circular, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d)

has been subject to:

(i)

since December 31, 2000, any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or before December 31, 2000, the disclosure of which would likely be important to a reasonable securityholder in deciding whether to vote for a proposed director;

(ii)

any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF THE ABOVE LISTED NOMINEES.

IN ORDER TO BE PASSED, A MAJORITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY MUST BE VOTED IN FAVOUR OF THE RESOLUTION. MANAGEMENT HAS NO REASON TO BELIEVE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR BUT, IF A NOMINEE IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT MAY BE VOTED FOR A SUBSTITUTE NOMINEE UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT THE COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS.

3.

APPOINTMENT OF AUDITORS

D&H Group LLP, Chartered Accountants, of 10th Floor, 1333 West Broadway, Vancouver, British Columbia, V6H 4C1, have been auditors of the Company since August 29, 2007. Prior to this date the Company was a private company and did not have an auditor. Management proposes that D&H Group LLP, Chartered Accountants, be reappointed auditors of the Company for the ensuing year, until the close of the next annual general meeting of the shareholders, at a remuneration to be fixed by the directors.

MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAV0UR OF THE REAPPOINTMENT OF THE ABOVE NAMED AUDITOR. IN ORDER TO BE PASSED, A MAJORITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY MUST BE VOTED IN FAVOUR OF THE RESOLUTION. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE ANY SHARES REPRESENTED BY PROXIES HELD BY THEM IN FAVOUR OF THE RESOLUTION APPOINTING D&H GROUP LLP AUDITORS OF THE COMPANY FOR THE ENSUING YEAR AT A REMUNERATION TO BE FIXED BY THE DIRECTORS.

4.

AMENDMENT OF FIXED SHARE OPTION PLAN

Background

On September 4, 2009 the Board of Directors approved the adoption of a Fixed Share Option Plan (the “Share Option Plan”), subject to completion of its Qualifying Transaction, in which a maximum number of 5,900,000 common shares, or such lesser number as represented 20% of the issued and outstanding common shares of the Company upon closing of the Company’s Qualifying Transaction, would be reserved for issuance. Shareholders of the Company approved the Share Option Plan on October 13, 2009, and the Company’s Qualifying Transaction completed on April 9, 2010.

As at the date of this Information Circular, there are presently 4,259,600 options outstanding and 1,640,400 are reserved and available under the Share Option Plan.

The purpose of the Share Option Plan is to provide certain directors, officers and key employees of, and certain other persons who provide services to the Company and any subsidiaries with an opportunity to purchase shares of the Company and benefit from any appreciation in the value of the Company’s shares. This will provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the shares for the benefit of all the shareholders and increasing the ability of the Company and its subsidiaries to attract and retain skilled and motivated individuals in the service of the Company.

Summary of the Share Option Plan

The material terms of the Share Option Plan are as follows:

1.

the Share Option Plan shall be administered by the Board of Directors or a committee of the Board of Directors duly appointed for this purpose;

2.

the Board of Directors may determine the time during which any options may vest and the method of vesting or that no vesting restriction shall exist;

3.

the options shall be for such periods as the Board of Directors may determine up to a maximum of ten years, subject to any limits imposed by any stock exchange on which the common shares are listed;

4.

no more that 2% of the issued common shares may be granted to any one consultant in any 12 month period;

5.

no more than an aggregate of 2% of the issued common shares of the Company will be granted to persons conducting investor relations activities in a 12 month period;

6.

the exercise price of any options granted under the Share Option Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the closing price of the Company’s common shares on the day preceding the day on which the directors grant such options, less any discount permitted by the TSXV to a minimum of $0.10 per share;

7.

where the exercise price of the stock option is based on a discounted market price, a four month hold period will apply to all shares issued under each option, commencing from the date of grant;

8.

unless otherwise determined by the Board of Directors, an option will terminate 365 days after an optionee ceases to be a director, officer, employee, or consultant of the Company or ceases to be employed to provide Investor Relations Activities to the Company;

9.

in the event of the death of an optionee, the option will only be exercisable within 12 months of such death but in any event no longer than the term of such option;

10.

the options shall be non-transferable and non-assignable;

11.

options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of the Company’s common shares;

12.

for stock options granted to employees, consultants or service providers (inclusive of management company employees), the Company must ensure that the proposed optionee is a bona fide employee, consultant or service provider (inclusive of management company employees), as the case may be, of the Company or any subsidiary.

The Board of Directors has the authority to make such changes to the Share Option Plan as may be required or approved by regulatory authorities.

Amendments to the Share Option Plan

Effective January 1, 2011 amendments to the Income Tax Act (Canada) require companies to withhold income taxes payable in Canada with respect to the exercise of stock options by directors, officers and employees. The Company’s Share Option Plan did not provide the requirement for the Company to withhold any taxes nor did it provide authorization or the mechanism for the Company to withhold these taxes.

The first proposed amendment to the Share Option Plan requires the Company to withhold at source all income, social security and other payroll taxes and withholding required by law with respect to the exercise of stock options and provides the Company with the authority to make satisfactory arrangements in order to satisfy the remittance obligations. These arrangements include, inter alia, cash payment of the taxes by the holder of the options at the time of exercise, or the retention of shares by the Company, the sale of which would realize sufficient cash proceeds to satisfy the remittance obligations.

The Board of Directors amended the Share Option Plan, effective January 1, 2011, to reflect the foregoing:

“Withholding Tax

5.3

If the Company is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of Common Shares on exercise of Options, then the Optionee shall:

(a)

pay to the Company, in addition to the exercise price for the Options, sufficient cash as is reasonably determined by the Company to be the amount necessary to permit the required tax remittance;

(b)

authorize the Company, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Company determines a portion of the Common Shares being issued upon exercise of the Options to realize cash proceeds to be used to satisfy the required tax remittance; or

(c)

make other arrangements acceptable to the Company to fund the required tax remittance.”

The second proposed amendment to the Share Option Plan is to approve an increase in the number of common shares of the Company which can be reserved for issuance on exercise of the options under the Share Option Plan from 5,900,000 (of which 4,259,600 are currently issued and outstanding) to 8,785,000 (which represents 20% of the Company’s current issued and outstanding common shares). The Board of Directors approved the amendment on December 13, 2011, subject to approval by the shareholders and the TSXV.

Thirdly, pursuant to the policies of the TSXV, approval of Disinterested Shareholders (as herein defined) is required if a stock option plan, together with all of the Company’s previously established and outstanding stock option plans or grants, could result at any time in:

(i)

the reduction in the exercise price of an outstanding option, if the option holder is an Insider at the time of the amendment;

(ii)

the aggregate number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the Company’s issued shares; or

(iii)

the grant to Insiders, within a 12-month period, of a number of options exceeding 10% of the issued shares; or

(iv)

the number of shares reserved for issuance under stock options granted to any one individual in any 12-month period exceeding 5% of the Company’s issued shares.

Although this is not presently the case for the Company, management believes it prudent to obtain Disinterested Shareholder approval of the Share Option Plan in the event the foregoing situation occurs in the future and, as such, Disinterested Shareholders will be asked at the Meeting to approve the amendments to the Share Option Plan as disclosed herein, which also includes approval to clauses (i) through (iv) above.

“Disinterested Shareholder approval” means the approval by a majority of the votes cast by all shareholders of the Company at the shareholders’ meeting excluding votes attached to listed shares beneficially owned by Insiders of the Company and associates of those insiders. Insider, as defined in the Securities Act (British Columbia), includes directors, officers and shareholders of 10% or more of the issued and outstanding common shares as Insiders. As at the date of this Information Circular and based on the information available to the Company, holders of 12,816,220 common shares will not be entitled to vote on the resolution to approve the amended Share Option Plan.

Disinterested Shareholder Approval

Disinterested Shareholders will be asked at the Meeting to approve, with or without variation, the following resolution:

“WHEREAS it is deemed to be in the best interests of the Company and its shareholders to amend the Share Option Plan of the Company;

BE IT RESOLVED that:

1.

the Company's Share Option Plan be amended as described in the Information Circular dated December 17, 2011, and all changes to the Share Option Plan indicated therein are hereby authorized, approved and ratified;

2.

any one director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in connection with the foregoing.

3.

hat the Board of Directors be and are hereby authorized, without further shareholder approval, to make such changes to the Share Option Plan as may be required or approved by regulatory authorities.”

A full copy of the Share Option Plan will be available for inspection at the Meeting. The Share Option Plan is available on www.sedar.com and may also be obtained by a Shareholder, without charge, upon request by contacting the Chief Executive Officer by telephone at (805) 488-2147 or by fax at (805) 488-1278.

MANAGEMENT RECOMMENDS THAT THE DISINTERESTED SHAREHOLDERS APPROVE THE ABOVE RESOLUTION. IN ORDER TO BE PASSED, A MAJORITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY MUST BE VOTED IN FAVOUR OF THE RESOLUTION. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE ANY SHARES REPRESENTED BY PROXIES HELD BY THEM IN FAVOUR OF THE RESOLUTION APPROVING THE AMENDMENTS TO THE SHARE OPTION PLAN.

5.

APPROVAL OF SHAREHOLDERS RIGHTS PLAN

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass, with or without modification, a resolution approving ratifying and adopting the Company’s shareholder rights plan (the “Rights Plan”) which was approved by the Board on December 13, 2011, the full text of which is set out below. The Rights Plan became effective on December 13, 2011. A summary of the principal terms of the Rights Plan is set out below and is qualified in its entirety by reference to the text of the Shareholder Rights Plan Agreement dated December 13, 2011 (the “Rights Plan”) between the Company and Computershare Investor Services Inc., a copy of which is available on SEDAR at www.sedar.com.

If the Rights Plan Resolution is approved at the Meeting, the Rights Plan will be put into effect as of the date of the approval of the Rights Plan (the “Effective Date”). If the Rights Plan Resolution is not approved, the Rights Plan will not be put into effect.

The Rights Plan is intended to provide for the fair treatment of Shareholders in connection with any take-over bid for the Company and is designed to provide the Board and the Shareholders with more time to fully consider any unsolicited take-over bid for the Company without undue pressure. Furthermore, the Rights Plan will allow the Board to pursue, if appropriate, other alternatives to maximize shareholder value and to allow additional time for competing bids to emerge. The following is a brief summary of the Rights Plan which is qualified in its entirety by reference to the text of the Rights Plan, a copy of which is filed on www.sedar.com. A copy of the Rights Plan will be available at the Meeting for review, and a copy may be obtained by contacting the President of the Company at the above noted address and contact numbers. The approval of the Rights Plan is not being recommended in response to or in contemplation of any known take-over bid or other similar transaction.

Purpose of the Plan

The objectives of the Rights Plan are to ensure, to the extent possible, that all Shareholders are treated equally and fairly in connection with any take-over bid for the Company. Take-over bids may be structured to be coercive or may be initiated at a time when the Board will have a difficult time preparing an adequate response to the offer. Accordingly, such offers do not always result in Shareholders receiving equal or fair treatment or full or maximum value for their investment. Under current Canadian securities legislation, a take-over bid is required to remain open for 35 days, a period of time which may be insufficient for the directors to: (i) evaluate a take-over bid (particularly if it includes share or trust unit consideration); (ii) explore, develop and pursue alternatives which are superior to the take-over bid and which could maximize Shareholder value; and (iii) make reasoned recommendations to the Shareholders.

The Rights Plan discourages discriminatory, coercive or unfair take-overs of the Company and gives the Board time if, under the circumstances, the Board determines it is appropriate to take such time, to pursue alternatives to maximize Shareholder value in the event an unsolicited take-over bid is made for all or a portion of the outstanding Common Shares. As set forth in detail below, the Rights Plan discourages coercive hostile take-over bids by creating the potential that any Common Shares which may be acquired or held by such a bidder will be significantly diluted. The potential for significant dilution to the holdings of such a bidder can occur as the Rights Plan provides that all holders of Common Shares who are not related to the bidder will be entitled to exercise rights issued to them under the Rights Plan and to acquire Common Shares at a substantial discount to prevailing market prices. The bidder or the persons related to the bidder will not be entitled to exercise any Rights (defined below) under the Rights Plan. Accordingly, the Rights Plan will encourage potential bidders to make take-over bids by means of a Permitted Bid (as defined below) or to approach the Board to negotiate a mutually acceptable transaction. The Permitted Bid provisions of the Rights Plan are designed to ensure that in any take-over bid for outstanding Common Shares of the Shareholders, all Shareholders are treated equally and are given adequate time to properly assess such take-over bid on a fully informed basis.

The Rights Plan is not being proposed to prevent a take-over of the Company, to secure the continuance of management or the directors of the Company in their respective offices or to deter fair offers for the Common Shares.

Term

Provided the Rights Plan is approved at the Meeting, the Rights Plan (unless terminated earlier) will remain in effect until the close of business on the day immediately following the date of the Company’s annual meeting of Shareholders in 2014 unless the term of the Rights Plan is extended beyond such date by resolution of Shareholders at such meeting.

Issuance of Rights

The Rights Plan provides that one right (a “Right”) will be issued by the Company pursuant to the Rights Plan in respect of each Voting Share outstanding as of the close of business (Vancouver time) (the “Record Time”) on the Effective Date. “Voting Shares” include the Common Shares and any other shares of the Company entitled to vote generally in the election of all directors. One Right will also be issued for each additional Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time, subject to the earlier termination or expiration of the Rights as set out in the Rights Plan. As of the Effective Date, the only Voting Shares outstanding will be the Common Shares. The issuance of the Rights is not dilutive and will not affect reported earnings or cash flow per Common Share until the Rights separate from the underlying Common Shares and become exercisable or until the exercise of the Rights. The issuance of the Rights will not change the manner in which Shareholders trade their Common Shares.

Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for Common Shares issued after the Record Time. Rights are also attached to Common Shares outstanding on the Effective Date, although share certificates issued prior to the Effective Date will not bear such a legend. Shareholders are not required to return their certificates in order to have the benefit of the Rights. Prior to the Separation Time, Rights will trade together with the Common Shares and will not be exercisable or transferable separately from the Common Shares. From and after the Separation Time, the Rights will become exercisable, will be evidenced by Rights Certificates and will be transferable separately from the Common Shares.

Separation of Rights

The Rights will become exercisable and begin to trade separately from the associated Common Shares at the “Separation Time” which is generally (subject to the ability of the Board to defer the Separation Time) the close of business on the tenth trading day after the earliest to occur of:

1.

the first date of public announcement that a person or group of affiliated or associated persons or persons acting jointly or in concert has become an “Acquiring Person”, meaning that such person or group has acquired Beneficial Ownership (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares other than as a result of: (i) a reduction in the number of Voting Shares outstanding; (ii) a “Permitted Bid” or “Competing Permitted Bid” (as defined below); (iii) acquisitions of Voting Shares in respect of which the Board has waived the application of the Rights Plan; or (iv) other specified exempt acquisitions and pro rata acquisitions in which shareholders participate on a pro rata basis;

2.

the date of commencement of, or the first public announcement of an intention of any person (other than the Company or any of its subsidiaries) to commence a take-over bid (other than a Permitted Bid or a Competing Permitted Bid) where the Voting Shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% or more of the outstanding Voting Shares; and

3.

the date upon which a Permitted Bid or Competing Permitted Bid ceases to qualify as such.

Promptly following the Separation Time, separate certificates evidencing rights (“Rights Certificates”) will be mailed to the holders of record of the Voting Shares as of the Separation Time and the Rights Certificates alone will evidence the Rights.

Rights Exercise Privilege

After the Separation Time, each Right entitles the holder thereof to purchase one Common Share at an initial “Exercise Price” equal to three times the “Market Price” at the Separation Time. The Market Price is defined as the average of the daily closing prices per share of such securities on each of the 20 consecutive trading days through and including the trading day immediately preceding the Separation Time. Following a transaction which results in a person become an Acquiring Person (a “Flip-In Event”), the Rights entitle the holder thereof to receive, upon exercise, such number of Common Shares which have an aggregate Market Price (as of the date of the Flip-In Event) equal to twice the then Exercise Price of the Rights for an amount in cash equal to the Exercise Price. In such event, however, any Rights beneficially owned by an Acquiring Person (including affiliates, associates and other acting jointly or in concert therewith), or a transferee of any such person, will be null and void. A Flip-In Event does not include acquisitions approved by the Board or acquisitions pursuant to a Permitted Bid or Competing Permitted Bid.

Permitted Bid Requirements

A bidder can make a take-over bid and acquire Voting Shares without triggering a Flip-In Event under the Rights Plan if the take-over bid qualifies as a Permitted Bid.

The requirements of a “Permitted Bid” include the following:

•

the take-over bid must be made by means of a take-over bid circular;

•

the take-over bid is made to all holders of Voting Shares on the books of the Company, other than the offeror;

•

no Voting Shares are taken up or paid for pursuant to the take-over bid unless more than 50% of the Voting Shares held by Independent Shareholders: (i) shall have been deposited or tendered pursuant to the takeover bid and not withdrawn; and (ii) have previously been or are taken up at the same time;

•

no Voting Shares are taken up or paid for pursuant to the take-over bid prior to the close of business on the date that is no earlier than the later of: (i) 35 days after the date of the take-over bid (the minimum period required under securities law); and (ii) 60 days following the date of the take-over bid;

•

Voting Shares may be deposited pursuant to such take-over bid at any time during the period of time between the date of the take-over bid and the date on which Voting Shares may be taken up and paid for and any Voting Shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for; and

•

if on the date on which Voting Shares may be taken up and paid for under the take-over bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the take-over bid and not withdrawn, the offeror makes a public announcement of that fact and the takeover bid is extended to remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of such public announcement.

The Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all of the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days (the minimum period required under Canadian securities laws).

Permitted Lock-Up Agreements

A person will not become an Acquiring Person by virtue of having entered into an agreement (a “Permitted Lock-Up Agreement”) with a Shareholder whereby the Shareholder agrees to deposit or tender Voting Shares to a take-over bid (the “Lock-Up Bid”) made by such person, provided that the agreement meets certain requirements including:

1.

the terms of the agreement are publicly disclosed and a copy of the agreement is publicly available not later than the date of the Lock-Up Bid or, if the Lock-Up Bid has not been made prior to the date on which such agreement is entered into, not later than the date of such agreement;

2.

the Shareholder who has agreed to tender Voting Shares to the Lock-Up Bid made by the other party to the agreement is permitted to terminate its obligation under the agreement, and to terminate any obligation with respect to the voting of such Voting Shares, in order to tender Voting Shares to another take-over bid or transaction where: (i) the offer price or value of the consideration payable under the other take-over bid or transaction is greater than the price or value of the consideration per unit at which the Shareholder has agreed to deposit or tender Voting Shares to the Lock-Up Bid, or is greater than a specified minimum which is not more than 7% higher than the price or value of the consideration per unit at which the Shareholder has agreed to deposit or tender Voting Shares under the Lock-Up Bid; and (ii) if the number of Voting Shares offered to be purchased under the Lock-Up Bid is less than all of the Voting Shares held by Shareholders (excluding Voting Shares held by the offeror), the other take-over bid or transaction would, if successful, result in all of the Shareholder’s Voting Shares being purchased under the other take-over bid or transaction;

3.

no break-up fees, top-up fees, or other penalties that exceed in the aggregate the greater of 2.5% of the price or value of the consideration payable under the Lock-Up Bid and 50% of the increase in consideration resulting from another take-over bid or transaction shall be payable by the Shareholder if the Shareholder fails to deposit or tender Voting Shares to the Lock-Up Bid; and

4.

any right to match a period of delay to give the person who made the Lock-up Bid an opportunity to match a higher price contained in another take-over bid or transaction, or other similar limitation on a Shareholder’s right to withdraw Voting Shares from the agreement, must not preclude the Shareholder from withdrawing Voting Shares from the Lock-up Bid in order to tender Voting Shares to another take-over bid or to support another transaction that in either case will provide greater value to the Shareholder than the Lock-up Bid or which would result in all of the Shareholder’s Voting Shares being purchased.

Waiver and Redemption

If a potential offeror does not desire to make a Permitted Bid, it can negotiate with, and obtain the prior approval of, the Board to make a take-over bid by way of a take-over bid circular sent to all holders of Voting Shares on terms which the Board considers fair to all Shareholders. In such circumstances, the Board may waive the application of the Rights Plan thereby allowing such bid to proceed without dilution to the offeror. Any waiver of the application of the Rights Plan in respect of a particular take-over bid shall also constitute a waiver of any other take-over bid which is made by means of a take-over bid circular to all holders of Voting Shares while the initial take-over bid is outstanding. The Board may also waive the application of the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence. With the prior consent of the holders of Voting Shares, the Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to the foregoing, waive the application of the Rights Plan to such Flip-in Event.

The Board may, with the prior consent of the holders of Voting Shares, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right. Rights are deemed to be redeemed following completion of a Permitted Bid, a Competing Permitted Bid or a take-over bid in respect of which the Board has waived the application of the Rights Plan.

Protection against Dilution

The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding Shares, pro rata distributions to holders of Shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.

Exemptions for Investment Managers

Investment managers (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies) and administrators or trustees of registered pension plans or funds acquiring greater than 20% of the Voting Shares are exempted from triggering a Flip-in Event, provided they are not making, either alone or jointly or in concert with any other person, a take-over bid.

Duties of the Board

The adoption of the Rights Plan will not in any way lessen or affect the duty of the Board to act honestly and in good faith with a view to the best interests of the Company. The Board, when a take-over bid or similar offer is made, will continue to have the duty and power to take such actions and make such recommendations to Shareholders as are considered appropriate.

Amendment

The Company may make amendments to the Rights Plan at any time to correct any clerical or typographical error and may make amendments which are required to maintain the validity of the Rights Plan due to changes in any applicable legislation, regulations or rules. The Company may, with the prior approval of Shareholders (or the holders of Rights if the Separation Time has occurred), supplement, amend, vary, rescind or delete any of the provisions of the Rights Plan.

Voting Requirements

The approval of the Rights Plan must be confirmed by a majority of the votes cast by Shareholders in person or by proxy at the Meeting. The Company is not aware of any Shareholder who will be ineligible to vote on the approval of the Rights Plan at the Meeting.

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass a resolution substantially in the following form:

“BE IT RESOLVED that:

1.

The adoption of the Rights Plan substantially as described in the Information Circular dated December 17, 2011 is hereby approved, and the Company is hereby authorized to enter into an agreement with Computershare Investor Services Inc. (or such other person as may be appropriate in the circumstances), as rights agent, to implement the Rights Plan and to issue rights thereunder.

2.

The Board may revoke this resolution before it is acted upon, without further approval of the Shareholders.

3.

Any one or more directors or officers of the Company, as the case may be, are hereby authorized to execute and deliver, whether under corporate seal or otherwise, the agreement referred to above and any other agreements, instruments, notices, consents, acknowledgements, certificates and other documents (including any documents required under applicable laws or regulatory policies), and to perform and do all such other acts and things, as any such director or officer in his discretion may consider to be necessary or advisable from time to time in order to give effect to this resolution.”

MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE RIGHTS PLAN RESOLUTION. IN ORDER TO BE PASSED, A MAJORITY OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY MUST BE VOTED IN FAVOUR OF THE RESOLUTION. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE ANY SHARES REPRESENTED BY PROXIES HELD BY THEM IN FAVOUR OF THE RESOLUTION APPROVING AND ADOPTING THE SHAREHOLDER RIGHTS PLAN AND ANY RIGHTS ISSUED PURSUANT THERETO.

A copy of the Rights Plan will be available for inspection at the Meeting. A Shareholder may also obtain a copy of the Rights Plan without charge upon request by contacting the Chief Executive Officer by telephone at (805) 488- 2147 or by fax at (805) 488-1278.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

As of the date of this Information Circular, management knows of no matters to come before the Meeting other than as set forth in the Notice of Meeting. However, if other matters not known to the management should properly come before the Meeting, the accompanying proxy will be votes on such matters in accordance with the best judgment of the persons voting the proxy.

ADDITIONAL INFORMATION

The following documents filed with the securities commissions or similar regulatory authorities in British Columbia and Alberta are specifically incorporated by reference into, and form an integral part of this Information Circular:

(a)

the audited financial statements of the Company for the financial year ended August 31, 2011, together with the accompanying report of the auditors thereon and related Management’s Discussion and Analysis;

(b)

the Company’s Performance Share Plan;

(c)

the Company’s Share Option Plan; and

(d)

the Company’s Shareholder Rights Plan.

Copies of documents incorporated herein by reference may be obtained by a shareholder upon request without charge upon request by contacting the Chief Executive Officer by telephone at (805) 488-2147 or by fax at (805) 488-1278. These documents are also available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

APPROVAL OF DIRECTORS

The contents of this Information Circular have been approved and this mailing has been authorized by the Board of Directors of the Company.

Where information contained in this Information Circular rests specifically within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.

The foregoing contains no untrue statement of material fact and does not omit to sate a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated at Port Hueneme, California, this 17th day of December, 2011.

“Frank R. Oakes”

Frank R. Oakes

President, CEO, and Director

SCHEDULE “A”

STELLAR BIOTECHNOLOGIES, INC. (the "Company")

AUDIT COMMITTEE CHARTER

1.

Mandate

The audit committee will assist the board of directors (the "Board") in fulfilling its financial oversight responsibilities. The audit committee will review and consider in consultation with the auditors the financial reporting process, the system of internal control and the audit process. In performing its duties, the audit committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each audit committee member must obtain an understanding of the principal responsibilities of audit committee membership as well and the Company's business, operations and risks.

2.

Composition

The Board will appoint from among their membership an audit committee after each annual general meeting of the shareholders of the Company. The audit committee will consist of a minimum of three directors.

2.1

Independence

A majority of the members of the audit committee must not be officers, employees or control persons of the Company.

2.2

Expertise of Committee Members

Each member of the audit committee must be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the committee. At least one member of the audit committee must have accounting or related financial management expertise. The Board shall interpret the qualifications of financial literacy and financial management expertise in its business judgment and shall conclude whether a director meets these qualifications.

3.

Meetings

The audit committee shall meet in accordance with a schedule established each year by the Board, and at other times that the audit committee may determine. The audit committee shall meet at least annually with the Company's Chief Financial Officer and external auditors in separate executive sessions.

4.

Roles and Responsibilities

The audit committee shall fulfill the following roles and discharge the following responsibilities:

4.1

External Audit

The audit committee shall be directly responsible for overseeing the work of the external auditors in preparing or issuing the auditor's report, including the resolution of disagreements between management and the external auditors regarding financial reporting and audit scope or procedures. In carrying out this duty, the audit committee shall:

(a)

recommend to the Board the external auditor to be nominated by the shareholders for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company;

(b)

review (by discussion and enquiry) the external auditors' proposed audit scope and approach;

(c)

review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors;

(d)

review and recommend to the Board the compensation to be paid to the external auditors; and

(e)

review and confirm the independence of the external auditors by reviewing the non-audit services provided and the external auditors' assertion of their independence in accordance with professional standards.

4.2

Internal Control

The audit committee shall consider whether adequate controls are in place over annual and interim financial reporting as well as controls over assets, transactions and the creation of obligations, commitments and liabilities of the Company. In carrying out this duty, the audit committee shall:

(a)

evaluate the adequacy and effectiveness of management's system of internal controls over the accounting and financial reporting system within the Company; and

(b)

ensure that the external auditors discuss with the audit committee any event or matter which suggests the possibility of fraud, illegal acts or deficiencies in internal controls.

4.3

Financial Reporting

The audit committee shall review the financial statements and financial information prior to its release to the public. In carrying out this duty, the audit committee shall:

General

(a)

review significant accounting and financial reporting issues, especially complex, unusual and related party transactions; and

(b)

review and ensure that the accounting principles selected by management in preparing financial statements are appropriate.

Annual Financial Statements

(a)

review the draft annual financial statements and provide a recommendation to the Board with respect to the approval of the financial statements;

(b)

meet with management and the external auditors to review the financial statements and the results of the audit, including any difficulties encountered; and

(c)

review management's discussion & analysis respecting the annual reporting period prior to its release to the public.

Interim Financial Statements

(a)

review and approve the interim financial statements prior to their release to the public; and

(b)

review management's discussion & analysis respecting the interim reporting period prior to its release to the public.

Release of Financial Information

(a)

where reasonably possible, review and approve all public disclosure, including news releases, containing financial information, prior to its release to the public.

4.4

Non -Audit Services

All non-audit services (being services other than services rendered for the audit and review of the financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to the Company or any subsidiary of the Company shall be subject to the prior approval of the audit committee.

Delegation of Authority

(a)

The audit committee may delegate to one or more independent members of the audit committee the authority to approve non-audit services, provided any non-audit services approved in this manner must be presented to the audit committee at its next scheduled meeting.

De -Minimis Non -Audit Services

(a)

The audit committee may satisfy the requirement for the pre-approval of non-audit services if-

(i)

the aggregate amount of all non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the Company and its subsidiaries to the external auditor during the fiscal year in which the services are provided; or

(ii)

the services are brought to the attention of the audit committee and approved, prior to the completion of the audit, by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated.

Pre -Approval Policies and Procedures

(a)

The audit committee may also satisfy the requirement for the pre-approval of non-audit services by adopting specific policies and procedures for the engagement of non-audit services, if:

(i)

the pre-approval policies and procedures are detailed as to the particular service;

(ii)

the audit committee is informed of each non-audit service; and

(iii)

the procedures do not include delegation of the audit committee's responsibilities to management.

4.5

Other Responsibilities

The audit committee shall:

(a)

establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;

(b)

establish procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters;

(c)

ensure that significant findings and recommendations made by management and external auditor are received and discussed on a timely basis;

(d)

review the policies and procedures in effect for considering officers' expenses and perquisites;

(e)

perform other oversight functions as requested by the Board; and

(f)

review and update this Charter and receive approval of changes to this Charter from the Board.

4.6

Reporting Responsibilities

The audit committee shall regularly update the Board about audit committee activities and make appropriate recommendations.

5.

Resources and Authority of the Audit Committee

The audit committee shall have the resources and the authority appropriate to discharge its responsibilities, including the authority to

(a)

engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b)

set and pay the compensation for any advisors employed by the audit committee; and

(c)

communicate directly with the internal and external auditors.

6.

Guidance - Roles & Responsibilities

The following guidance is intended to provide the audit committee members with additional guidance on fulfilment of their roles and responsibilities on the committee:

Internal Control

(a)

evaluate whether management is setting the goal of high standards by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

(b)

focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of an IT systems breakdown; and

(c)

gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.

Financial Reporting

General

(a)

review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

(b)

ask management and the external auditors about significant risks and exposures and the plans to minimize such risks; and

(c)

understand industry best practices and the Company's adoption of them.

Annual Financial Statements

(a)

review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles in light of the jurisdictions in which the Company reports or trades its shares;

(b)

pay attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

(c)

focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses; warranty, professional liability; litigation reserves; and other commitments and contingencies;

(d)

consider management's handling of proposed audit adjustments identified by the external auditors; and

(e)

ensure that the external auditors communicate all required matters to the committee.

Interim Financial Statements

(a)

be briefed on how management develops and summarizes interim financial information, the extent to which the external auditors review interim financial information;

(b)

meet with management and the auditors, either telephonically or in person, to review the interim financial statements; and

(c)

to gain insight into the fairness of the interim statements and disclosures, obtain explanations from management on whether:

(d)

actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

(i)

changes in financial ratios and relationships of various balance sheet and operating statement figures in the interim financials statements are consistent with changes in the company's operations and financing practices;

(ii)

generally accepted accounting principles have been consistently applied;

(iii)

there are any actual or proposed changes in accounting or financial reporting practices;

(iv)

there are any significant or unusual events or transactions;

(v)

the Company's financial and operating controls are functioning effectively;

(vi)

the Company has complied with the terms of loan agreements, security indentures or other financial position or results dependent agreement; and

(vii)

the interim financial statements contain adequate and appropriate disclosures.

3.

Compliance with Laws and Regulations

(a)

periodically obtain updates from management regarding compliance with this policy and industry "best practices";

(b)

be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

(c)

review the findings of any examinations by securities regulatory authorities and stock exchanges.

4.

Other Responsibilities

(a)

review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.